EXHIBIT 23.1

CONSENT OF INDEPENDENCE REGISTERED PUBLIC ACCOUNTING FORM

We consent to the incorporation by reference in TopSpin Medical, Inc.’s Registration Statement on Form S-8 (File No. 333-146703) pertaining to the 2003 stock option plan of TopSpin Medical, Inc. of our report dated March 30, 2012, with respect to the consolidated financial statements of Topspin Medical, Inc. of TopSpin Medical, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Security and Exchange Commission.

/s/ KOST FORER GABBAY and KASIERER
Tel-Aviv, Israel	KOST FORER GABBAY and KASIERER
March 30, 2012	A Member of Ernst & Young Global